Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of PEPCO HOLDINGS, INC., a Delaware corporation, (the “Company”) hereby constitute and appoint Joseph M. Rigby, Anthony J. Kamerick, Kirk J. Emge, Ellen Sheriff Rogers and Karen G. Almquist and each of them, their true and lawful attorneys and agents with full power and authority, in their names and on their behalf, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Act”), the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission thereunder, and to comply with the securities laws of any state of the United States or any other jurisdiction, in connection with a Registration Statement on Form S-3 to be filed under the Act for the public offering and sale of up to 7,500,000 shares of the Company’s Common Stock, $0.01 par value, under the Company’s Dividend Reinvestment Plan, and any Registration Statement for the public offering and sale of up to an additional 20% thereof filed in accordance with Rule 462(b) under the Act, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers, in the respective capacities indicated below, to said Registration Statements and to any instruments or documents filed as a part of or in connection with said Registration Statements or amendment thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 23rd day of July, 2009.

Signature

Principal Executive Officer:	/s/ JOSEPH M. RIGBY
JOSEPH M. RIGBY President, Chief Executive Officer and Chairman of the Board of Directors

Principal Financial Officer:	/s/ A. J. KAMERICK
ANTHONY J. KAMERICK Senior Vice President and Chief Financial Officer

Principal Accounting Officer	/s/ RONALD K. CLARK
RONALD K. CLARK Vice President and Controller

Director	/s/ J. B. DUNN JACK B. DUNN, IV

Director	/s/ T. C. GOLDEN TERENCE C. GOLDEN

Director	/s/ PATRICK T. HARKER PATRICK T. HARKER

Director	/s/ FRANK O. HEINTZ FRANK O. HEINTZ

Director	/s/ BARBARA J. KRUMSIEK BARBARA J. KRUMSIEK

Director	/s/ GEORGE F. MACCORMACK GEORGE F. MACCORMACK

Director	/s/ LAWRENCE C. NUSSDORF LAWRENCE C. NUSSDORF

Director	/s/ FRANK ROSS FRANK K. ROSS

Director	/s/ PAULINE A. SCHNEIDER PAULINE A. SCHNEIDER

Director	/s/ LESTER P. SILVERMAN LESTER P. SILVERMAN